Page 16 of 21 Pages


                                    EXHIBIT B

                             SUBSCRIPTION AGREEMENT

Mr. Richard DeRose
Executive Vice President
Information Analysis Incorporated
11240 Waples Mill Road
Suite 400
Fairfax, VA 22030

Dear Mr. DeRose:

          In connection with the offering by Information Analysis Incorporated ("IAI") of a minimum of 227,273 and a maximum of 454,545 shares of its $.01 par value Common Stock (the "Shares"), the undersigned hereby purchases that number of Shares and hereby tenders the amount in payment thereof set forth on the Signature Page to this Agreement.

               1.  Representations,  Warranties  and Covenants of the Purchaser.
                   ------------------------------------------------------------
The undersigned (jointly and severally if more than one) hereby represents, warrants and covenants as follows:

                    a. The undersigned acknowledges receipt of a copy of the Investor Qualification Questionnaire attached hereto as Exhibit A. The undersigned has received, and has had an opportunity to review, all of IAI's current annual, quarterly and periodic reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "1934 Act Reports.") The undersigned further acknowledges that the undersigned has read the Investor Qualification Questionnaire, and the 1934 Act Reports and has relied solely upon the information contained therein and upon investigations made by the undersigned in making the decision to purchase the Shares hereunder.

                    b. The undersigned has adequate means of providing for the undersigned's current needs and possible personal contingencies and has no need for liquidity in this investment and the undersigned can bear the economic risk and/or entire loss of any investment in the Shares. The undersigned's commitment to illiquid investments is reasonable in relation to the undersigned's net worth.

                    c. The undersigned is acquiring the Shares without relying upon any sales literature, prospectus, or other written materials other than the 1934 Act Reports including the exhibits thereto, and has investigated to the undersigned's satisfaction the nature and risks inherent in this investment, and has relied solely on the investigations made by the undersigned in making the decision to invest in the Shares.

                    d. The undersigned is acquiring the Shares in good faith solely for the undersigned's own account, for investment purposes and not with a view to resale, fractionalization, disposition or distribution of all or any part thereof. The undersigned will be the sole party in interest in this investment and will be vested with all legal and equitable rights in the Shares. The undersigned is aware that there are legal and practical limits on the undersigned's ability to sell or dispose of the Shares, and, therefore, that the undersigned must bear the economic risk of the investment for an indefinite period of time.

                    e. The undersigned recognizes that a purchase of the Shares involves investment risks and the undersigned has taken full cognizance of and understands all of the risk factors related to the purchase of the Shares.


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                                                             Page 17 of 21 Pages



                    f. The undersigned understands that the Shares are being offered and sold in reliance on specific exemptions from the registration requirements of federal and applicable state securities laws and that the representations, warranties, agreements, acknowledgments and understandings set forth herein are necessary in order to determine the applicability of such exemptions.

               If the undersigned is purchasing the Shares subscribed for hereby in a fiduciary capacity, the above representations and warranties shall be deemed to have been made on behalf of the person or persons for whom the undersigned is so purchasing.

               2.   Acknowledgments   and  Indemnity  of  the   Purchaser.   The
                    -----------------------------------------------------
undersigned understands, recognizes and acknowledges that:

                    a. This subscription may be accepted or rejected by IAI in whole or in part in its sole and absolute discretion. In the event that the offer to sell the Shares is terminated or in the event that any subscription is rejected by IAI in whole or in part for any reason, the undersigned shall have no claim of any kind against IAI or any officer, director, or agent of IAI, including, without limitation, any claim as to any ownership interest in IAI.

                    b. No federal or state agency has recommended or endorsed the purchase of the Shares.

                    c. The Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), or any applicable state securities laws by reason of exemptions from the registration requirements of the 1933 Act and such laws, and may not be sold, pledged, assigned, or otherwise disposed of in the absence of an effective registration statement under the 1933 Act unless an exemption from such registration is available.

                    d. The undersigned will not attempt to sell, transfer, assign, pledge, or otherwise dispose of all or any portion of the undersigned's Shares, unless registration of the Shares occurs.

                    e. The undersigned has been provided with such information as has been requested. In addition, the undersigned has at all times been given the opportunity to obtain additional information necessary to verify the accuracy of the information received and the opportunity to ask questions of, and receive answers from, IAI concerning the terms and conditions of the sale of the Shares and the nature and prospects of IAI's operations.

                    f. The offer to sell the Shares was communicated to the undersigned directly by IAI or its representative, and not through any form of general advertising or solicitation such as advertisements or other communications in newspapers, magazines or other media, broadcast on radio or television, seminars or promotional meetings or any generally circulated letter, circular or other written communication.

                    g. The undersigned agrees to indemnify IAI, its respective officers, directors, shareholders, employees, and their attorneys and agents, and hold each of them harmless from and against any and all loss, damage, liability or expense, including costs and reasonable attorneys' fees, to which any such persons may be put or may incur by reason of or in connection with any misrepresentation made by the undersigned, any breach of the undersigned's representations and warranties or the undersigned's failure to fulfill any of its covenants or agreements under this Subscription Agreement. This Subscription Agreement and the representations and warranties contained herein shall be binding upon the heirs, executors, administrators, successors and assigns of the undersigned.

                                        2

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                                                             Page 18 of 21 Pages



                    h. If the undersigned is a corporation, partnership or trust, the undersigned (i) is authorized and duly qualified to purchase and hold the Shares; (ii) has its principal place of business as set forth in the signature page hereof; and, (iii) at IAI's request, will execute and deliver such other and further instruments as IAI shall designate with respect to the power, authority, capacity and rights of the undersigned.

                    i. The undersigned understands and agrees that the representations and warranties made herein do not in any way constitute a waiver, as set forth in section 14 of the 1933 Act, of rights with respect to any provision of the 1933 Act or the rules and regulations of the Commission.

               3. Best  Efforts  Registration  Obligation  of IAI;  Issuance  of
                  --------------------------------------------------------------
Additional  Shares.  IAI agrees that it shall use its best  efforts to cause the
------------------
Shares purchased by the Undersigned to be registered by the Securities and Exchange Commission on or before February 23, 1998 through the filing of a registration statement on Form S-3 or such other form as may be available to IAI. If the registration statement is not declared effective by the Securities and Exchange Commission on or before February 23, 1998 then on that date, and on every 30th day after February 23, 1998, IAI shall issue to the undersigned a quantity of shares equal to 5% of the Shares subscribed for by the undersigned without additional consideration provided, however that the aggregate number of shares which IAI shall be obligated to issue under this section 3 shall not exceed 20% of the total shares which the undersigned purchases hereunder.

               4. Miscellaneous. The undersigned and IAI agree that:
                  -------------

                    a. The minimum number of Shares subscribed for by the undersigned and other purchasers in the offering shall be 227,273 for which payment shall be made in full in cash by the undersigned to IAI not later than January 7, 1998. The undersigned and other purchasers in the offering shall have the right, but not the obligation, to purchase up to an additional 227,272 Shares on or before February 6, 1998. Any purchase of additional Shares shall be for installments of at least 45,455 shares for which payment shall be made in full in cash at the price per share shown on the Signature Page to this Agreement. All purchases of additional Shares shall be governed by the terms and conditions of this Agreement.

                    b. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

                    c. The provisions of this Agreement may not be modified or waived except in writing signed by the party to be charged.

                    d. This Agreement and the rights, powers and duties set forth herein shall, except as set forth herein, bind and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto.

                    e. The undersigned understands that it may not assign any of its rights or participation in and under this Agreement without the prior written consent of IAI and any attempted assignment without such consent shall be void and without effect.

          IN WITNESS WHEREOF, the undersigned has executed the signature page attached hereto.


                                        3

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                                                             Page 19 of 21 Pages


                    Signature Page to Subscription Agreement
                    ----------------------------------------

          The undersigned hereby subscribes for the number of Shares designated below and hereby tenders payment in the amount of $11.00 for each share.


          NUMBER OF SHARES SUBSCRIBED FOR: ___________

                                   INDIVIDUAL INVESTOR(S)

                                   (If  Shares  are to be held
                                   in  joint  ownership,   all
                                   owners must sign.)


                                   ----------------------------
                                   Signature

                                   ----------------------------
                                   Signature


                                   NON-INDIVIDUAL INVESTOR

                                   -----------------------------
                                   Name of Entity

                                   -----------------------------
                                   Address of Entity


                                   By:__________________________
                                              Signature
                                   Name:________________________
                                   Title:_______________________

Subscription Accepted:

INFORMATION ANALYSIS INCORPORATED


By:_________________________  Date: _____________, 1998

(Title)_____________________



                                        4